UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 6, 2005

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

Schuchart Building
918 East Divide Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 222-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In anticipation of meetings with members of the investment community, MDU Resources Group, Inc. (the “Company”) has reaffirmed, as of September 6, 2005, its prior guidance, set forth in the Company’s June 30, 2005 Quarterly Report on Form 10-Q (“Form 10-Q”) and August 12, 2005 Current Report on Form 8-K, that earnings per common share for 2005, diluted, are projected in the range of $1.90 to $2.10. This earnings guidance reflects a preliminary evaluation of the effects of Hurricane Katrina on the Company’s non-operated natural gas and oil production in and around the Gulf of Mexico. The Company’s initial estimate of the net production rate that was affected is between 20,000 and 25,000 Mcf equivalent per day. However, it is expected to be several weeks before a full evaluation of damage and duration of production shut-ins resulting from Hurricane Katrina can be performed.

The foregoing earnings per share guidance for 2005 and statements with respect to the effects of Hurricane Katrina constitute forward-looking statements on behalf of the Company, within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, actual results may differ materially. For a discussion of the important factors that could cause actual results to differ, reference is made to the sections entitled “Introduction” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors and Cautionary Statements that May Affect Future Results” in the Form 10-Q, both of which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU RESOURCES GROUP, INC.

Date September 6, 2005	By /s/ Warren L. Robinson
Warren L. Robinson
Executive Vice President and
Chief Financial Officer